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                                                                    Exhibit 10.2

                            FIRST AMENDMENT TO LEASE

         This FIRST AMENDMENT TO LEASE ("First Amendment") is made and entered into as of the 31st day of January 2002, by and between IRP MULLER ASSOCIATES, LLC, a Delaware limited liability company ("Landlord"), and NEWPORT CORPORATION, a Nevada corporation ("Tenant").

                                R E C I T A L S:
                                - - - - - - - -


         A. Landlord's predecessor in interest, Aston Muller Associates, a California general partnership ("Aston"), and Tenant entered into that certain Lease Agreement dated for reference purposes only as of March 27, 1991 (the "Original Lease"), pursuant to which Aston leased to Tenant and Tenant leased from Aston that certain real property located at 16700 Aston Street, 1771 Deere Avenue and 1791 Deere Avenue, Irvine, California (collectively, the "Real Property"), together with the Improvements (as such term is defined in Paragraph
1.1 of the Original Lease), all as more particularly described in the Original Lease. The Original Lease has been amended by those two certain letter agreements dated March 28, 1991, and May 22, 1991, respectively (the "Letter Agreements"). The Original Lease and the Letter Agreements are hereinafter collectively referred to as the "Lease." The Real Property and the Improvements are hereinafter collectively referred to as the "Premises."

         B.   Landlord has succeeded to the interests of Aston under the Lease.

         C. The parties desire to amend the Lease in certain respects, including to (i) modify the amount of Base Rent payable by Tenant for the Premises for months 151 through 180 of the initial Term of the Lease, (ii) extend the Term of the Lease, and (iii) otherwise modify the Lease, all upon the terms and conditions hereinafter set forth.

         D. All capitalized terms when used herein shall have the same meanings given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

         NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.   Base Rent. Notwithstanding anything in the Lease to the contrary,
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the Base Rent payable by Tenant for the Premises shall not be increased on the first day of the 151st month of the Term, and instead the Base Rent payable by Tenant for months 151 through 180 of the Term shall be the same as the Base Rent payable by Tenant for months 121 through 150 of the Term. Tenant hereby acknowledges that the monthly Base Rent currently payable by Tenant for the Premises is $136,435.41 and is subject to increase on March 1, 2002 per the terms of the Lease, as amended hereby.

         2.   Extension of Term.  The parties hereby acknowledge that Tenant has
              -----------------
exercised the first of the two (2) consecutive Options to Extend the Term of the Lease provided to Tenant

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pursuant to Paragraph 3 of the Original Lease. Accordingly, the expiration of the Term of the Lease is extended from February 28, 2007, to February 28, 2012. Notwithstanding anything in the Lease to the contrary, (i) Tenant shall have no obligation to provide any further written notice of Tenant's exercise of the first Option to Extend, (ii) Landlord shall provide written notice to Tenant on or before July 1, 2006 of Landlord's determination of the Fair Market Rental Rate for the Premises during the first Option Term pursuant to Section 3.3 of the Original Lease, and (iii) the Base Rent payable by Tenant for the Premises during the first Option Term shall be the lesser of (a) ninety-five percent (95%) of the Fair Market Rental Rate (as defined in Paragraph 3.2 of the Original Lease and as determined pursuant to Paragraph 3.3 of the Original Lease) for the Premises as of the last day of the initial Term of the Lease, or
(b) the Base Rent in effect immediately prior to the commencement of the first Option Term increased by the percentage that the CPI (as defined in Paragraph
4.2 of the Original Lease) has increased from the first day of the 121st month of the initial Term of the Lease through the first day of the month in which the first Option Term commences provided that such CPI increase shall not exceed the sum of (i) the CPI increase for the period of time commencing on the first day of month 121 of the initial Term of the Lease and ending on the last day of month 150 of the initial Term of the Lease, which CPI increase shall be capped at 12.5%, and (ii) the CPI increase for the period of time commencing on the first day of month 151 of the initial Term of the Lease ending on the last day of month 180 of the initial Term of the Lease, which CPI increase shall be capped at 12.5%. From and after the date of this First Amendment, Tenant shall have only one (1) additional Option to Extend, and Paragraph 3 of the Original Lease shall be interpreted in the context that Tenant has previously exercised the first of its two (2) consecutive Options to Extend.

         3.   No Broker. Landlord and Tenant hereby warrant to each other that
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they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorney's fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, occurring by, through or under the indemnifying party in connection with this First Amendment. For purposes of clarity, Tenant shall have no responsibility with respect to any commissions owed under agreements executed by Aston and/or Landlord with Tenant's original broker, Travers Realty Corporation, pertaining to Tenant's execution of the Original Lease by virtue of Tenant's exercise of its first Option to Extend hereunder.

         4.   No Further Modification. Except as set forth in this First
              -----------------------
Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

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         IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed by their duly authorized representatives as of the date first above written.

         LANDLORD:               IRP MULLER ASSOCIATES, LLC,
                                 a Delaware limited liability company

                                 By:  IRP MULLER MEMBER, LLC,
                                      a Delaware limited liability company,
                                      Member

                                      By:  /s/ P. John Wickser, II
                                           ------------------------------
                                           Name: P. John Wickser, II
                                           Its: Executive Vice President

                                 By:  MULLER-ING, LLC,
                                      a California limited liability company,
                                      Manager

                                      By:  /s/ Stephen J. Muller
                                           --------------------------------
                                           Name: Stephen J. Muller
                                           Its: Managing Member


         TENANT:                 NEWPORT CORPORATION,
                                 a Nevada corporation

                                 By:  /s/ Charles F. Cargile
                                      -----------------------------------
                                      Name:  Charles F. Cargile
                                      Its: Vice President & CFO

                                 By:  /s/ Jeffrey B. Coyne
                                      ------------------------------------
                                      Name: Jeffrey B. Coyne
                                      Its: Vice President & General Counsel

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